Exhibit 23.1

July 12, 2005

U.S. Securities and Exchange Commission

450 5th Street N.W

Washington, D.C. 20549

Ladies/Gentlemen,

Re. Kenilworth Systems Corporation

               Form 10-K/A, Amendment No.1, y/e 12/31/04

We concur with the restated financial statements contained therein and, audited by us. The original Form 10-K contained unaudited financial statements. Our audit for the period ended December 31, 2004 of the restated financial statements was not completed until June 17, 2005.

/s/ Demetrius & Company,
L.L.C.

JAD:jad